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                                                                     EXHIBIT 5.1

                        OPINION OF HUGHES & LUCE, L.L.P.

                       [HUGHES & LUCE, L.L.P. LETTERHEAD]


                                February 6, 1998



Suiza Foods Corporation
3811 Turtle Creek Blvd.
Suite 1300
Dallas, Texas  75219

Ladies and Gentlemen:

     We have acted as special counsel to Suiza Foods Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,547,629 shares of the Company's common stock, par value $.01 per share (the "Common Stock") held by C. Dean Metropoulos (the "Selling Stockholder") as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission.

     In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

     Based on the foregoing, we are of the opinion that such shares of Common Stock (i) have been duly authorized, validly issued, fully paid and nonassessable, or (ii) with respect to such shares of Common Stock issuable upon exercise of stock options held by the Selling Stockholder, are duly authorized and will be, upon issuance in accordance with the terms and provisions of the Incentive and Nonstatutory Stock Option Plan and/or the stock option agreements underlying such stock options and upon receipt of the appropriate consideration therefore, validly issued, fully paid and nonassessable.

     This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of such shares of Common Stock under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           Very truly yours,

                                           /s/ HUGHES & LUCE, L.L.P.